UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

YUHE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34512	87-0569467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 536 736 3688
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 2, 2010, Yuhe International, Inc. (the “Company”) issued a press release announcing that it closed the sale of an additional 540,000 shares of its common stock at the public offering price of $7.00 per share to the underwriters pursuant to the over-allotment option granted under the underwriting agreement in connection with its previously announced registered public offering, which was priced on October 20, 2010. The exercise of the over-allotment option brings the total number of shares of the Company’s common stock sold in the offering to 4,140,000, and the aggregate gross proceeds to approximately $29.0 million. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
Exhibit 99.1	Press release, dated November 2, 2010

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.

Date: November 4, 2010	By:	/s/ Gao Zhentao
Gao Zhentao
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press release, dated November 2, 2010